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                        BURNHAM PACIFIC PROPERTIES, INC.
                                STOCK OPTION PLAN
                     Amended and Restated as of May 17, 1996



1.   PURPOSE

     This Stock Option Plan (the "Plan") is intended as a performance incentive for the Directors, officers and employees of Burnham Pacific Properties, Inc. (the "Corporation"), to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Corporation. The Corporation intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("Nonqualified Options") under the Plan.

2.   OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be Incentive Options or Nonqualified Options, but only options designated as Incentive Options by the Committee at the time of their grant shall be deemed to be Incentive Options.

     (b) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") of not less than three directors appointed by the Board of Directors of the Corporation (the "Board"). None of the members of the Committee shall be an officer or full-time employee of the Corporation. It is the intention of the Corporation that each member of the Committee be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) as promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board. Action by the Committee shall require the affirmative vote of a majority of all its members.

     (c) Options may be granted under this Plan to any person who is a Director, officer or employee of the Corporation or renders services to the Corporation, as determined by the Committee, or as otherwise provided herein.

     (d) Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (i) To determine and authorize the issuance of options to be granted to eligible persons under the Plan, to prescribe and amend the terms and provisions (which need not be identical) of each option granted under the Plan to such persons;


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          (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corporation and Optionees; and

          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

3.   STOCK

     (a) The stock subject to the options granted under the Plan shall be shares of the Corporation's authorized but unissued no par common stock (the "Common Stock"). The total number of shares that shall be subject to options under this Plan shall not exceed 1,800,000 shares, subject to adjustment as provided in Section 7 hereof.

     (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     (c) "Fair Market Value" of each share of Common Stock for purposes of the Plan, unless otherwise determined by the Committee in any particular case, shall mean the average closing price of the Common Stock as reported on the principal stock exchange on which the Corporation's shares are listed for the ten trading days immediately preceding the date of determination. The foregoing definition as pertaining to exercise price of option or value of stock grants to Independent Directors shall not be amended more than once in any six-month period other than to comport with changes in the Code.

4.   ELIGIBILITY

     (a) Incentive Options may be granted to employees of the Corporation. Nonqualified Options may be granted to any person who is a Director, officer or employee of the Corporation or who renders services to the Corporation.

     (b) No person shall be eligible to receive any option under the Plan, either by grant or transfer pursuant to Section 4 hereof, if at the date of grant or transfer such person beneficially owns in excess of 10% of the outstanding Common Stock of the Corporation.

     (c) No person shall be eligible to receive Incentive Options if the aggregate Fair

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Market Value (determined as of the time the option is granted) of the stock with respect to which such Incentive Options are exercisable for the first time by such individual during any calendar year (under all plans of the Corporation and any parent or subsidiary thereof as defined in Section 424 of the Code) exceeds $100,000.

     (d) Effective at the time of the election or re-election on or after May 3, 1994 to the Board of Directors of a Director who is not an employee of the Corporation, (an "Independent Director"), each such Independent Director shall automatically be granted a Nonqualified Option for 5,000 shares, such numbers to be subject to adjustment as provided in Section 7. The purchase price per share for the shares covered by options granted pursuant to this Subsection 4(d) shall be the Fair Market Value of the Common Stock on the date of grant. Each option granted pursuant to this Subsection 4(d) shall be immediately exercisable, shall expire on the tenth anniversary of its grant or the second anniversary of the death of the Independent Director if earlier, shall not be transferrable by the optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee, but after his death may be exercised by the legal representative or legatee of the optionee. Options granted under this Subsection 4(d) may be exercised by written notice to the Corporation accompanied by payment in cash or bank check equal to the option price of the number of shares specified in the notice. The provisions of this Subsection 4(d) shall also apply to the following Nonqualified Options that have been granted to Independent Directors prior to May 3, 1994; options for 1,000 shares to each Independent Director granted as of the Annual Meeting of Stockholders of the Corporation in each of the years 1989 through 1993 and options for 4,000 shares to each Independent Director granted as of July 26, 1993. The provisions of this Subsection 4(d) which affect the price, date of exercisability, option period or amount of shares granted under an option shall not be amended more than once in any six-month period, other than to comport with changes in the Code.

     Notwithstanding the prior paragraph of this Subsection 4(d), no further options shall be granted to any person elected or re-elected as a Director of the Corporation on May 17, 1996 or thereafter; but there shall be issued to each Independent Director in lieu of any options that but for the provisions of this paragraph would otherwise be automatically granted to such Independent Director and in lieu of any cash retainer or meeting fees as a Director (but not in lieu of reimbursement of out-of-pocket expenses incurred by an Independent Director in performing his or her duties as such or in lieu of any cash compensation that the Board of Directors determines appropriate for services as a Board or Committee Chairman or for services to the Corporation other than as a Director) the number of shares of Common Stock of the Corporation, at the times and subject to the restrictions and other terms hereinafter set forth ("Restricted Shares").

          (i) There shall be issued to each Independent Director as of the last day of each calendar quarter such number of Restricted Shares not in excess of 1,000 (the maximum number approved by the Stockholders at the 1996 Annual Meeting) as the Board of Directors may fix, the Board having fixed on May 14, 1996 the

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          number of Restricted Shares to be issued to each Independent Director as of June 30, 1996 at 375 and the number of Restricted Shares to be issued to each Independent Director as of September 30, 1996 and as of the last day of each subsequent calendar quarter at 750. The number of Restricted Shares to be issued to any Independent Director who serves for less than a full calendar quarter commencing after June 30, 1996 shall be appropriately pro rated.

          (ii) Restricted Shares shall be deemed to have been issued and outstanding as of the last day of the applicable calendar quarter whether or not any actual certificates are issued evidencing such Restricted Shares; but, except upon the earlier termination of service as a Director of the Director to whom Restricted Shares are issued, such Director may not sell, transfer, assign, pledge or otherwise dispose of any Restricted Shares during the first year after the date of their issuance, more than one-third of the number of Restricted Shares during the second year after the date of their issuance, or more than two-thirds of the number of Restricted Shares during the third year after the date of their issuance; and in no event may any Restricted Shares be sold, transferred, pledged or otherwise disposed of in violation of any applicable securities laws.

          (iii) The Board of Directors may from time to time amend the provisions of this paragraph of this Subsection 4(d), but not more often than once every six months; provided, however, that such limitation on amendment shall be applicable only so long as required by Rule 16b-3(c)(2)(ii), or successor provision, under the Securities Exchange Act, as amended, in order to exempt transactions in Restricted Shares from the provisions of Section 16(b) of said Act.

5.   TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the earliest of (i) the tenth anniversary of the date on which the option was granted, (ii) the ninetieth day after termination of the optionee's employment by or rendering of services to the Corporation for any reason other than the death of the optionee, or (iii) the first anniversary of the date of the optionee's death.

     (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

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     (c)  Exercise.

          (i) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (ii) In the event of a Change of Control of the Corporation (as defined in (f) below), all options outstanding as of the date of such Change in Control shall become vested and immediately exercisable.

     (d) Purchase Price. The purchase price per share of Common Stock under each option shall not be less than the Fair Market Value of the Common Stock on the date the option is granted.

     (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof,
(ii) the Corporation shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Corporation. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (f) Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if there has occurred a change in control which the Corporation would be required to report in response to Item 1(a) the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the 1934 Act, (whether or not the Company is then required to file such report) or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transaction shall cease to constitute a majority of the Board of Directors of the Corporation or of any successor institution.

     (g) Transferability. Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution. Options may be exercised during the Optionee's lifetime only by the Optionee.

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6.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any option granted under the Plan may be exercised by the Optionee by delivering to the Committee or any officer of the Corporation designated by the Committee on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

     (b) Payment for the shares of Common Stock purchased by Directors, officers, employees and persons who render services to the Corporation pursuant to the exercise of an option shall be made either in (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), (ii) if authorized by the applicable option agreement, shares of Common Stock of the Corporation having a Fair Market Value, equal to the exercise price of the options being exercised, (iii) by tender of a recourse promissory note payable to the Corporation in an amount equal to the exercise price of the shares of the Common Stock purchased accompanied by a pledge agreement of said stock, or (iv) any combination of the foregoing. Any promissory note tendered pursuant to clause (iii) shall provide for an interest rate equal to the Corporation's unsecured borrowing rate from time to time, all dividends on the shares pledged to secure such note to be applied first to satisfy the interest charges and then to reduce principal outstanding on the note with the repayment schedule and maturity of such note, otherwise being as authorized by the Committee.

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the shares of the Corporation's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares or other securities subject to unexercised option or options thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares or securities under such option at the per shares or per unit price, as so adjusted, which the Optionee could purchase for the total purchase price applicable to the option immediately prior to such adjustment.

     (b) Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

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8.   EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) a reorganization, merger or consolidation in which the Corporation is acquired by another entity or in which the Corporation is not the surviving Corporation, or (ii) the sale of all or substantially all of the property of the Corporation to another corporation, the Plan and the options issued hereunder shall terminate on the effective date of such transaction, unless provision is made in connection with such transaction for the assumption of options theretofore granted under the Plan, or the substitution for such options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination the holders of said option shall have the election to (i) exercise all outstanding options in full for at least 15 days prior to the date of such termination whether or not otherwise exercisable during such period or (ii) upon the date of termination to receive a cash payment for the cancellation of each option from the Corporation equal to 150% of the difference between the exercise price and the Fair Market Value of the Common Stock on the date of termination.

9.   AMENDMENT OF THE PLAN

     The Board may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the shareholders of the Corporation in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a) increase the number of shares of Common Stock as to which options may be granted under the Plan;

     (b) change in substance Section 4 hereof relating to eligibility to participate in the Plan;

     (c)  change the minimum option price; or

     (d)  increase the maximum term of options provided herein.

     Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

10.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on

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the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11.  CONTINUANCE OF EMPLOYMENT

     The Plan shall not impose any obligation on the Corporation to continue the employment of any Optionee.

12.  GOVERNMENT AND OTHER REGULATIONS GOVERNING LAW

     (a) The obligations of the Corporation to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The Plan shall be governed by California law, except to the extent that such law is preempted by federal law.

13.  CONVERSION OF INCENTIVE OPTIONS TO NONQUALIFIED OPTIONS

     The fact that the holder of an option, which at the time of grant was designated or intended to be an Incentive Option, is not eligible for any reason to take advantage of the provisions of Section 422 of the Code relating to Incentive Options with respect to some or all of the shares of Common Stock exercisable under said option shall not adversely affect the right of the Optionee to exercise the option or to receive and hold such shares; and such shares shall be deemed to be issued as if the original option had been designated a Nonqualified Option rather than an Incentive Option.

14.  EFFECTIVE DATE OF PLAN AND AMENDMENTS

     The Plan was originally adopted by the shareholders at a Special Meeting effective on November 20, 1987; amended by the shareholders at the Corporation's Annual Meeting held on May 2, 1989; amended further by the Board of Directors on November 28, 1990; further amended and restated in its entirety and approved by the shareholders at a Special Meeting held on January 27, 1992. The Amended and Restated Plan so approved by the shareholders on January 27, 1992 was further amended and restated in its entirety by the Board of Directors effective as of July 26, 1993, the amendment to Subsection 4(d) relating to the grant of options for 4,000 shares to each Independent Director as of July 26, 1993 and to increase from 1,000 to 5,000 shares for which options were automatically granted to Independent Directors at the time of election or re-election on or after May 3, 1994 being subject to approval by the shareholders at the 1994 Annual Meeting of Shareholders; and the shareholders approved such

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grant and increase at such meeting.  The Board of Directors voted further to amend the Plan on November 28, 1995, by increasing the number of shares subject to the Plan by 800,000 to 1,800,000 shares and, on March 12, 1996 and May 14, 1996, by adding the second paragraph to Subsection 4(d) relating to the quarterly issuance of not in excess of 1,000 shares to each Independent Director in lieu of the grant of options pursuant to the first paragraph of Subsection 4(d) and in lieu of cash retainer or meeting fees to such Director, in each case subject to approval by the shareholders at the 1996 Annual Meeting of Shareholders; and the shareholders approved such amendments at such meeting on May 17, 1996.


285667.c1

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